Exhibit 23.1
Kost Forer Gabbay & Kasierer Menachem Begin 144, Tel-Aviv 6492102, Israel	Tel: +972-3-6232525 Fax: +972-2-5622555 ey.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in (i) the Registration Statements on Form S-8 (File Nos. 333-199688, 333-221357, 333-230485 and 333-239258) pertaining to ReWalk Robotics Ltd. 2006 Stock Option Plan, ReWalk Robotics Ltd. 2012 Equity Incentive Plan and ReWalk Robotics Ltd. 2014 Incentive Compensation Plan, (ii) the Registration Statements on Form S-1 (File Nos. 333-235931, 333-239733, 333-251454 and 333-254147) and related prospectuses, and (iii) the Registration Statements on Form S-3 (File No. 333-231305 and 333-260382) and related prospectuses of our report dated February 24, 2022, with respect to the consolidated financial statements of ReWalk Robotics Ltd. included in the annual report (Form 10-K) for the year ended December 31, 2021.

/s/ KOST FORER GABBAY & KASIERER
A Member of EY Global
February 24, 2022
Tel-Aviv